SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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SALARIUS PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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SALARIUS PHARMACEUTICALS, INC.
2450 Holcombe Blvd. Suite J-608
Houston, TX 77021
(346) 772-0346
September 18, 2019
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Salarius Pharmaceuticals, Inc. (the “Annual Meeting”). The meeting will be held on Monday, October 21, 2019 at 10:00 a.m., local time, at the offices of Pillsbury Winthrop Shaw Pittman LLP, Two Houston Center 909 Fannin, Suite 2000, Houston, TX 77010.
The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you sign, date and return the enclosed proxy, vote by telephone or the Internet, vote as instructed by your broker, or attend the Annual Meeting in person.
We have also enclosed a copy of our Annual Report to Stockholders.
We look forward to seeing you at the meeting.
Sincerely,

/s/ David J. Arthur
David J. Arthur
President and Chief Executive Officer

SALARIUS PHARMACEUTICALS, INC.
2450 Holcombe Blvd. Suite J-608
Houston, TX 77021
(346) 772-0346
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 21, 2019
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Salarius Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, October 21, 2019 at 10:00 a.m., local time, at the offices of Pillsbury Winthrop Shaw Pittman LLP, Two Houston Center 909 Fannin, Suite 2000, Houston, TX 77010, for the following purposes:
1.to elect the Board of Director’s two nominees for directors to hold office until the 2022 Annual Meeting of Stockholders;
2.to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019; and
3.to conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is September 11, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on Monday, October 21, 2019.

The proxy statement and Annual Report to Stockholders are available at www.salariuspharma.com.

By Order of the Board of Directors

/s/ David J. Arthur
David J. Arthur
President and Chief Executive Officer
Houston, Texas
September 18, 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SALARIUS PHARMACEUTICALS, INC.
2540 Holcombe Blvd. Suite J-608
Houston, TX 77021
(346) 772-0346

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 21, 2019

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING
Explanatory Note
On July 19, 2019, Salarius Pharmaceuticals, Inc., formerly known as Flex Pharma, Inc. (“Flex Pharma”), completed its business combination with Salarius Pharmaceuticals, LLC (“Private Salarius”) in accordance with the terms of the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of January 3, 2019 and amended on June 27, 2019, by and among Flex Pharma, Falcon Acquisition Sub, LLC (“Merger Sub”), and Private Salarius, pursuant to which Merger Sub merged with and into Private Salarius, with Private Salarius surviving as a wholly owned subsidiary of Flex Pharma (the “Merger”).
On July 19, 2019, in connection with, and prior to the completion of, the Merger, Flex Pharma effected a 1-for-25 reverse stock split of its then outstanding common stock (the “Reverse Split”) and changed its name to “Salarius Pharmaceuticals, Inc.”
Following the completion of the Merger, the business conducted by Flex Pharma became the business conducted by Private Salarius, which is a clinical-stage oncology company targeting the epigenetic causes of cancers and is developing treatments for indications with high unmet medical need.
Private Salarius was deemed to be the accounting acquirer in the Merger based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to the Merger, including that immediately following the Merger, (i) former Private Salarius unit holders owned approximately 80.1% of the combined company (on a partially-diluted basis, excluding the effect of certain options, the dividend or distribution of rights and warrants to stockholders of Flex Pharma, Inc. and the issuance of a warrant to Wedbush Securities Inc.), (ii) the majority of the board of directors of the combined company is composed of directors designated by Private Salarius under the terms of the Merger Agreement, and (iii) the management of the combined company consists of the former management of Private Salarius. While Flex Pharma was the legal acquirer in the Merger, because Private Salarius was deemed the accounting acquirer, the historical financial statements of Private Salarius became the historical financial statements of the combined company, or Salarius, upon consummation of the Merger.
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors of Salarius Pharmaceuticals, Inc. is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about September 18, 2019 to all stockholders of record entitled to vote at the annual meeting. As used in this proxy statement, “the Company,” “Salarius,” “we,” “us” and “our” refer to Salarius Pharmaceuticals, Inc. The term “annual meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

How do I attend the annual meeting?
The meeting will be held on Monday, October 21, 2019 at 10:00 a.m., local time, at the offices of Pillsbury Winthrop Shaw Pittman LLP, Two Houston Center 909 Fannin, Suite 2000, Houston, TX 77010. Information on how to vote in person at the annual meeting is discussed below.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on September 11, 2019 will be entitled to vote at the annual meeting. On this record date, there were 3,747,187 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on September 11, 2019 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on September 11, 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are two matters scheduled for a vote:
•election of two directors; and
• ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for the nominees. For the approval of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
• To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
• To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
• To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on October 20, 2019 to be counted.
• To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on October 20, 2019 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of September 11, 2019.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” under applicable rules but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominee for director and “For” the approval of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019. If any other matter is properly presented at the meeting, the proxies (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
• You may submit another properly completed proxy card with a later date.
• You may grant a subsequent proxy by telephone or through the internet.
• You may send a timely written notice that you are revoking your proxy to our Chief Financial Officer at 2540 Holcombe Blvd. Suite J-608, Houston, Texas 77021.
• You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
• Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect the directors, votes “For,” “Withheld” and broker non-votes and, with respect to the appointment of Ernst & Young LLP, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters.
Proposal 1 is considered “non-routine” and Proposal 2 is considered “routine” under the Nasdaq Listing Rules.
How many votes are needed to approve each proposal?
Proposal 1, Election of Directors, nominees are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “For” votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Accordingly, the nominee receiving the most “For” votes will be elected as a director. Only votes “For” or “Withheld” will affect the outcome.
Proposal 2, Ratification of the Selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2019, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 3,747,187 shares outstanding and entitled to vote. Thus, the holders of 1,873,594 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 4, 2020 to Salarius Pharmaceuticals, Inc., Attention: Chief Financial Officer, 2450 Holcombe Blvd. Suite J-608, Houston, TX 77021. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the 2020 Annual Meeting any stockholder proposal that does not meet the requirements of the Securities and Exchange Commission (“SEC”) in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We expect the 2020 Annual Meeting of Stockholders to be on or around June 2, 2020. If you wish to submit a proposal (including a director nomination) at the meeting, you must do so by no later than the close of business on March 4, 2020, otherwise such proposals shall be considered untimely. Pursuant to our amended and restated

bylaws, to be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at our principal executive offices addressed to the attention of our Secretary not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of our proxy statement provided in connection with the previous year’s annual meeting of stockholders. In the event that the date of the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, in order for your notice to be timely, it must be received no later than (i) the ninetieth (90th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made. In no event shall a public announcement of an adjournment or a postponement of an annual meeting commence a new time period notice.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The letter to stockholders, proxy statement, Annual Report on Form 10-K and Annual Report to Stockholders are available at www.salariuspharma.com.

PROPOSAL 1
ELECTION OF DIRECTORS
GENERAL
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. There are two nominees for director this year. If elected at the annual meeting, these nominees would serve until the 2022 annual meeting and until their successors have been duly elected and qualified, or, if sooner, until the directors’ death, resignation or removal. One of the nominees listed below is currently a director of the Company who was previously elected by the stockholders.
The Board of Directors presently has seven members.
•Our Class I directors are Mr. Hanish and Dr. McVicar and their terms will expire at the 2019 annual meeting of stockholders;
•Our Class II directors are Mr. Northrup, Mr. Arthur and Dr. McCreedy and their terms will expire at the 2021 annual meeting of stockholders; and
•Our Class III directors are Dr. Lammers and Ms. Burleson, and their terms will expire at the 2022 annual meeting of stockholders.
Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
The Company does not have a formal policy relating to director attendance at annual meetings, but all directors and nominees are invited to attend the annual meeting. One director attended the 2018 Annual Meeting of Stockholders.
VOTE REQUIRED
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. We have no reason to believe that the nominees will be unable to serve.
OUR RECOMMENDATION
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NAMED NOMINEES.
The following are brief biographies of each nominee and each director whose term will continue after the annual meeting. There are no family relationships among any of the current directors and executive officers, and there are no family relationships among any of the proposed directors and officers.
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM UNTIL THE 2022 ANNUAL MEETING
William K. McVicar, Ph.D. Dr. McVicar has served as a member of the board of directors of Salarius since the completion of the Merger in July 2019. Prior to completion of the Merger, Dr. McVicar served as a member of the board of directors of Flex Pharma since August 2017, and served as its chief executive officer from July 2017 to July 2019. Dr. McVicar joined Flex Pharma in April 2017 as President of Research & Development. Prior to joining Flex Pharma, Dr. McVicar served as executive vice president of pharmaceutical development, chief scientific officer and president during his tenure at Inotek Pharmaceuticals Corporation from September 2007 to April 2017. Dr. McVicar also held various positions at Sepracor, Inc., RPR Gencell, Novartis AG and the Gene and Cell Therapy Division of Rhone Poulenc Rorer. Dr. McVicar earned his B.S. in Chemistry from the State University of New York College at Oneonta and his Ph.D. in Chemistry from the University of Vermont.
Salarius believes that Dr. McVicar is qualified to sit on its board of directors due to his over 30 years of biologic and drug development experience and his experience as a senior executive.
Arnold C. Hanish, CPA. Mr. Hanish has served as a member of Salarius’ board of directors since July 2019. Since September 2013, Mr. Hanish has served as a director of Omeros Corporation (Nasdaq: OMER), a biopharmaceutical company. Since May 2013, Mr. Hanish has also served as a consultant on the Audit Quality Advisory Council for Deloitte and Touche LLP, a professional services company. Prior to his positions at Omeros Corporation and Deloitte, from 1984 to 2012, Mr. Hanish served various roles at Eli Lilly and Company, a pharmaceutical company, including vice president and chief accounting officer. From 2007 to 2010, Mr. Hanish served as a chairperson of the Financial Executives International Committee on Corporate Reporting and their SEC and PCAOB subcommittees. From 2004 to 2008 and again in 2011 and 2012, Mr. Hanish was a member of the Standing Advisory Group of the PCAOB, a nonprofit audit oversight organization., Since 2010, Mr. Hanish has served on the Business Advisory Council for the University of Cincinnati, the UC Accounting Department Advisory Council, and the Butler University MPA Advisory Board. Mr. Hanish earned a B.A. in Accounting from the University of Cincinnati.
Salarius believes that Mr. Hanish is qualified to serve on its board of directors as a result of his experience in the pharmaceutical industry, as well as deep experience in accounting and public company financial matters.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING
David J. Arthur. Mr. Arthur has served as Salarius’ Chief Executive Officer and a director since July 2019. Prior to the completion of the Merger, Mr. Arthur was the Chief Executive Officer of Private Salarius since November 2015 and as a manager of Private Salarius’ board of managers since January 2017. From January 2012 to October 2015, Mr. Arthur served as managing director of Dacon Pharma, LLC, a life science focused strategy, planning and evaluation company. From 1996 to 2010, Mr. Arthur served in a number of executive roles at Eli Lilly and Company and from 2010 to 2011 served in executive roles with Boehringer Ingelheim GmbH. Mr. Arthur earned a B.S. in Chemical Engineering from North Carolina State University and an M.B.A. from the Duke University Fuqua School of Business.
Salarius believes that Mr. Arthur’s experience as Private Salarius’ Chief Executive Officer, and his past experience as a life sciences executive and as a committee chairman and member on the executive committees of a variety of major pharmaceutical alliances, including BioMS, Eli Lilly/Amylin and Boehringer Ingelheim/Eli Lilly qualify him to serve on the Salarius’ board of directors.
Jonathan P. Northrup. Mr. Northrup has served as the chairman of Salarius’ board of directors since July 2019. Mr. Northrup served as chairman of Private Salarius’ board of managers since May 2011, and he previously served as Private Salarius’ Chief Executive Officer from May 2011 to October 2015. Since June 2018, Mr. Northrup has served as the chief executive officer of Stingray Therapeutics, Inc., an immune oncology company, where he has also served as a director since June 2016. From March 2011 until June 2018, Mr. Northrup served as the co-founder and chief executive officer of Beta Cat Pharmaceuticals, Inc., an oncology company, where he also has served as a director since March 2011. Mr. Northrup served as chief operating officer of Jubilant Innovation, Ltd., the venture group for Jubilant Life Sciences, a large contract research company, from 2007 to 2010, served as the chief executive officer of Horizon Biotechnologies, LLC, a strategic consulting and business development company in the pharmaceutical industry, from 2004 to 2006, and from 1996 to 2004, Mr. Northrup served in various executive roles at Eli Lilly and Company, a pharmaceutical company. Mr. Northrup earned a B.A. in Economics from Northwestern University and an M.B.A. from The Wharton School of Business.
Salarius believes that Mr. Northrup is qualified to serve on its board of directors due to his extensive experience in the pharmaceuticals and biotechnology industry, as well as his institutional knowledge about Salarius, which will enable him to contribute important insights to Salarius’ board of directors on strategic leadership and industry matters.
Bruce J. McCreedy, Ph.D. Dr. McCreedy has served as a member of Salarius’ board of directors since July 2019. Since September 2015, Dr. McCreedy has served as the senior vice president of cell therapy at Precision Biosciences, Inc., a biotechnology company. Prior to his position at Precision Biosciences, Dr. McCreedy served as the executive vice president of research and development and chief development officer of Neximmune, Inc., a biotechnology company, from April 2011 to August 2015, and the managing partner of PharmaNav, LLC, a biotechnology company, from 2008 to 2011. From 2006 to 2008, Dr. McCreedy served as vice president of strategic and clinical development at Metabolon, Inc., a metabolomics company and from 2002 to 2006 served as the president, chief executive officer and a director for Fulcrum Pharma Developments, Inc., a drug development company (acquired by Icon plc). Prior to 2002, Dr. McCreedy has also served in various roles at Triangle Pharmaceuticals, Inc., a pharmaceutical company (acquired by Gilead Sciences, Inc.), Therapyedge, Inc., a healthcare and information services company (acquired by Advanced Biological Laboratories S.A.), Laboratory Corporation of America Holdings, a clinical laboratory network, and Roche Biomedical Laboratories, Inc., a drug development company. Dr. McCreedy earned a B.S. in Medical Microbiology from Wake Forest University and a Ph.D. in Microbiology and Immunology from Wake Forest University School of Medicine.
Salarius believes that Dr. McCreedy is qualified to serve on the board of directors of the combined company due to deep experience in the biotechnology industry, which will enable him to contribute important strategic insights to the combined company.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING
Paul Lammers M.D., M.Sc. Dr. Lammers has served as a member of Salarius’ board of directors and as lead independent director since July 2019. Since January 2018, Dr. Lammers has served as the president and chief executive officer of Triumvira Immunologics, an immunotherapy company. Prior to joining Triumvira Immunologics, Dr. Lammers served as the president, chief executive officer, and director of Mirna Theraputics, now Synlogic Inc. (Nasdaq: SYBX), an oncology company from November 2009 to August 2017, the president of Repros Theraputics, a biopharmaceutical company, from February 2009 to October 2009 and the chief medical officer of EMD Serono Inc. a division of Merk KgaA, a biopharmaceutical company from 2002 to 2008. Additionally, between 1992 and 2002, Dr. Lammers served in various executive or management roles at BioCyte Theraputics, Inc., a biopharmaceutical company, Zonagen, Inc., a biopharmaceutical company, Hoechst Marion Roussel, Inc. (now Aventis Pharmaceuticals Inc.), a pharmaceutical company, Organon Inc., a pharmaceutical company, Organon International, a pharmaceutical company. Dr. Lammers earned a M.S. in Biology and Reproductive Endocrinology from Radaboud University in the Netherlands, and an M.D. from Radaboud University.
Salarius believes that Dr. Lammers is qualified to serve on its board of directors and serve as its lead independent director as a result of his extensive experience in the pharmaceutical industry and deep understanding of oncology drugs.
Tess Burleson, CPA. Ms. Burleson has served as a member of Salarius’ board of directors since July 2019. Ms. Burleson has served as the chief operating officer of Translational Genomics Research Institute, a nonprofit research institute, since 2007, and has served as the president of TGen Health Ventures, LLC a venture capital company, since 2009. Prior to joining Translational Genomics Research Institute, Ms. Burleson served as the chief financial officer at Lovelace Medical Foundation from 1997 to 2007, president at Lovelace Scientific Resources from 1993 to 1997, and as a senior associate Tax, Audit & Advisory Services at KPMG from 1990 to 1993. Ms. Burleson earned a B.B.A in Accounting from University of New Mexico, the Anderson Graduate School of Management and an M.B.A. from University of New Mexico.
Salarius believes that Ms. Burleson is qualified to serve on its board of directors as a result of her extensive operational experience in the biotechnology industry and experience in financial and accounting matters.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Listing Rules, a majority of the members of a listed company’s board of directors must qualify as “independent” as affirmatively determined by its board of directors. The Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that Ms. Burleson, Mr. Hanish, Dr. Lammers and Dr. McCreedy, representing four of our seven directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of the Nasdaq Listing Rules. For the fiscal year ended December 31, 2018, Peter Barton Hutt, Marc Kozin, Stuart Randle, Michelle Stacy and Dr. Roger Tung, representing five out of six directors, did not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors was “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of the Nasdaq Listing Rules. Our Board of Directors has determined that Dr. McVicar, by virtue of his position as Chief Executive Officer of Flex Pharma, Inc. prior to the Merger, Mr. Arthur, by virtue of his position as our Chief Executive Officer, and Mr. Northrup, by virtue of his position as a former Chief Executive Officer and founder of Private Salarius, are not independent under applicable rules and regulations of the SEC and Nasdaq Listing Rules. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
BOARD LEADERSHIP STRUCTURE
Our amended and restated bylaws provide that if a chairman of the Board of Directors is appointed, he or she will preside at all meetings of the Board of Directors at which he or she is present. Currently, the position as chairman of our Board of Directors is filled by Jonathan P. Northrup, who accordingly presides over meetings of our Board of Directors and stockholders.
Additionally, we currently have a lead independent director whose responsibilities include to preside over periodic meetings of our independent directors and perform such additional duties as the Board of Directors may otherwise determine and delegate. We believe that the lead independent director can help ensure the effective independent functioning of the Board of Directors in its oversight responsibilities.
The Board of Directors periodically reviews its leadership structure and developments in the area of corporate governance to ensure that this approach continues to strike the appropriate balance for the Company and our stockholders.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and certain regulatory requirements. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors our compensation policies and programs.
MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors met 12 times during 2018. All directors except Mr. Hutt attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
The current members of these committees, since July 19, 2019, are as follows:

Name	Audit	Compensation	Nominating and Corporate Governance
Jonathan P. Northrup
David J. Arthur
Tess Burleson	X		X*
Arnold C. Hanish	X*	X
Paul Lammers, M.D.		X	X
Bruce J. McCreedy, Ph.D.	X	X*
William K. McVicar, Ph.D.
*    Committee Chair
Below is a description of each committee of the Board of Directors.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee currently consists of Mr. Hanish, Ms. Burleson and Dr. McCreedy, and is governed by a written audit committee charter that is available to stockholders on our website at www.salariuspharma.com and attached hereto as Appendix A. The Board of Directors has determined that each of the members of the Audit Committee satisfies the Nasdaq Stock Market and SEC independence requirements. Mr. Hanish serves as the chair of the Audit Committee. The functions of this committee include, among other things:
•selecting, on behalf of Salarius’ board of directors, an independent public accounting firm to audit Salarius’ financial statements;
•discussing with the independent auditors their independence, reviews and discusses the audited financial statements with the independent auditors and management;
•recommending to Salarius’ board of directors whether the audited financials should be included in Salarius’ annual reports to be filed with the SEC; and
•overseeing management’s identification, evaluation, and mitigation of major risks to Salarius.
The Board of Directors has determined that Mr. Hanish qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, the Board of Directors has considered Mr. Hanish’s business background and previous experience. Both our independent registered public accounting firm and management periodically meet with the Audit Committee.

Compensation Committee
The Compensation Committee currently consists of Dr. McCreedy, Mr. Hanish and Dr. Lammers, and is governed by a written compensation committee charter that is available to stockholders on our website at www.salariuspharma.com and attached hereto as Appendix B.
The Compensation Committee reviews and approves (1) the annual salaries and other compensation of Salarius’ executive officers and (2) individual stock and stock option grants. The Compensation Committee also provides assistance and recommendations with respect to Salarius’ compensation policies and practices and assists with the administration of Salarius’ compensation plans. In evaluating executive officer compensation, the Compensation Committee may retain the services of compensation consultants and considers recommendations from the Chief Executive Officer with respect compensation of the other executive officers. The Compensation Committee also periodically reviews compensation for non-employee directors.
To qualify as independent to serve on Salarius’ Compensation Committee, the listing standards of the Nasdaq Capital Market require a director not to accept any consulting, advisory, or other compensatory fee from Salarius, other than for service on Salarius’ board of directors, and that Salarius’ board of directors consider whether a director is affiliated with Salarius and, if so, whether such affiliation would impair the director’s judgment as a member of Salarius’ Compensation Committee. The composition of the compensation committee meets the requirements for independence under, and the functioning of such compensation committee complies with applicable requirements of the rules and regulations of The Nasdaq Stock Market LLC and of the SEC.
Compensation Committee Processes and Procedures
For the fiscal year ended December 31, 2018, Flex Pharma did not engage a compensation consultant.
Compensation Committee Interlocks and Insider Participation
We have established a Compensation Committee which has and will make decisions relating to compensation of our executive officers.
With respect to Flex Pharma, the Board of Directors appointed Messrs. Randle, Hutt and Perez to serve on the Compensation Committee for the fiscal year ended December 31, 2018. After Mr. Perez’s departure in January 2018, the Board of Directors appointed Ms. Stacy to serve on the Compensation Committee. None of these individuals has ever been an executive officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.
The members of Salarius’ compensation committee are Dr. McCreedy, Dr. Lammers, and Mr. Hanish, each of whom is a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of The Nasdaq Stock Market LLC. None of Salarius’ executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who is proposed to serve on Salarius’ board of directors or compensation committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee currently consists of Ms. Burleson and Dr. Lammers, and is governed by a written nominating and corporate governance committee charter that is available to stockholders on our website at www.salariuspharma.com and attached hereto as Appendix C.
The Nominating and Corporate Governance Committee assists the Salarius board of directors in fulfilling its responsibilities by:

•identifying and approving individuals qualified to serve as members of the Salarius board of directors;
•selecting director nominees for Salarius’ annual meetings of stockholders;
•evaluating the performance of Salarius’ board of directors; and
•developing and recommending to Salarius’ board of directors corporate governance guidelines and oversight procedures with respect to corporate governance and ethical conduct.
In identifying and evaluating candidates, the Nominating and Corporate Governance Committee takes into consideration the criteria approved by Salarius’ board of directors and such other factors as it deems appropriate. Salarius does not currently have, and Salarius does not expect to adopt, a formal diversity policy, and the Nominating and Corporate Governance Committee considers a broad range of factors in evaluating prospective director nominees. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other members of the board of directors, and the extent to which the candidate would be a desirable addition to the board of directors and any committees of the board of directors. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the board of directors. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee.
Each of the current members of Salarius’ Nominating and Corporate Governance Committee has been determined by Salarius’ board of directors to be independent under the rules and regulations of The Nasdaq Stock Market LLC.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Flex Pharma had a formal process by which stockholders could communicate with the Board of Directors or any of its directors. Pursuant to this policy, stockholders wishing to communicate with its Board of Directors or an individual director could send a written communication to the Board of Directors. Written communications could be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party.
Under such policy, each communication was to be reviewed by Flex Pharma’s Chief Executive Officer to determine whether it is appropriate for presentation to the Board of Directors or the applicable director. Communications determined to be appropriate for presentation to the Board of Directors or the applicable director were to be submitted to the Board of Directors or such director on a periodic basis. Communications determined to be inappropriate for presentation was still made available to any non-management director upon the director’s request.
Salarius has not adopted a similar policy.
CODE OF ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Business Conduct and Ethics is available on our website at www.salariuspharma.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website.
CORPORATE GOVERNANCE GUIDELINES
The Board of Directors has adopted Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at www.salariuspharma.com.

REPORT OF THE AUDIT COMMITTEE
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Explanatory Note: Flex Pharma’s Audit Committee for the fiscal year ended December 31, 2018 was initially comprised of Jeffrey Capello, Mr. Kozin and Ms. Stacy. Upon Mr. Capello’s resignation, Mr. Hutt joined the Audit Committee. In connection with the Merger, the existing Audit Committee members resigned and we appointed Arnold C. Hanish, Tess Burleson, and Bruce J. McCreedy to our Audit Committee. The members of our current Audit Committee did not participate in the review or preparation of Flex Pharma’s audited consolidated financial statements that were included in Flex Pharma’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. In addition, as Private Salarius was deemed the accounting acquirer in the Merger and became the financial statements of Salarius under generally accepted accounting principles in the United States, our Audit Committee is reporting on Private Salarius’ financial statements for the fiscal year ended December 31, 2018 included in the Company’s registration statement on S-4, and not with respect to Flex Pharma’s financial statements for the fiscal year ended December 31, 2018.
The Audit Committee has reviewed and discussed Private Salarius’ audited consolidated financial statements for the fiscal year ended December 31, 2018 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s registration statement on Form S-4 (File No. 333-229666), as amended, filed with the Securities and Exchange Commission and declared effective as of April 29, 2019.
Audit Committee

Arnold C. Hanish
Tess Burleson
Bruce J. McCreedy, Ph.D.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GENERAL
The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting.
Neither our amended and restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
VOTE REQUIRED
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
With respect to Flex Pharma, the information set forth in the section titled “Item 14. Principal Accountant Fees and Services” in Amendment No. 1 to our Annual Report on Form 10-K filed with the SEC on April 16, 2019 for the fiscal year ended December 31, 2018 (the “10-K Amendment”) with respect to fees paid to its auditors is incorporated herein by reference.
The following table summarizes the fees of Weaver & Tidwell L.L.P., the independent registered public accounting firm for Private Salarius, incurred for the years ended December 31, 2018 and December 31, 2017.

	Year Ended December 31,
	2018	2017
Audit fees	$125,166	$60,167
Audit-related fees	—	—
Tax fees	—	—
All other fees(1)	8,000	8,000
Total Fees	$133,166	$68,167

(1)	Consist of fees billed for agreed upon procedures related to Private Salarius’ grant from the Cancer Prevention and Research Institute of Texas.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided.
OUR RECOMMENDATION
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS
The names of our executive officers, their ages, their positions and other biographical information as of September 10, 2019, are set forth below. There are no family relationships among any of our directors and executive officers. The following table sets forth information concerning our executive officers:

Name	Position(s)
David J. Arthur	President, Chief Executive Officer and Member of the Board of Directors
Scott Jordan(1)	Chief Business Officer
Mark J. Rosenblum	Executive Vice President Finance and Interim Chief Financial Officer
(1)  Mr. Jordan served as Salarius’ Chief Financial Officer through September 10, 2019.
Biographical information for Mr. Arthur is included above with the director biographies under the caption “Directors Continuing in Office Until the 2020 Annual Meeting.”
Scott Jordan. Mr. Jordan has served as our Chief Business Officer since September 2019. Mr. Jordan served as Salarius’ Chief Financial Officer from the completion of the Merger until September 10, 2019. Prior to completion of the Merger, Mr. Jordan served as Chief Financial Officer of Private Salarius since July 2016. From July 2016 to August 2018 Mr. Jordan served as chief financial officer of Beta Cat Pharmaceuticals, Inc., a biotechnology company, and from January 2018 to present as chief investment officer of Stingray Therapeutics, a biotechnology therapeutics company. Prior to that, Mr. Jordan served as co-founder and advisor at Healthios Xchange, an online investment marketplace, from March 2013 to June 2016. From January 2010 to March 2013, Mr. Jordan served as vice president of Healthios Capital Markets, LLC, a healthcare investment bank. Mr. Jordan earned a B.A. in Marketing from Michigan State University and an M.B.A. from Kellstadt Graduate School of Management (DePaul).
Mark J. Rosenblum. Mr. Rosenblum has served as our Executive Vice President Finance and Interim Chief Financial Officer since September 2019. Mr. Rosenblum served as a financial consultant to Private Salarius since February 2019, to assist in the Merger. Prior to joining Private Salarius, Mr. Rosenblum served as chairman, chief executive officer and a director of ActiveCare, Inc. (Nasdaq: ACAR), a healthcare company, from December 2017 to March 2019. Mr. Rosenblum worked as a financial consultant for various companies from 2014 to 2017. Prior to that, Mr. Rosenblum served as the chief financial officer of Advaxis, Inc. (Nasdaq: ADXS), a biotechnology company, from January 2010 to April 2014. From 1985 through 2003, Mr. Rosenblum was employed by Wellman, Inc., a global public chemical manufacturer, which was subsequently acquired by DAK Americas, serving in various capacities including chief accounting officer. Mr. Rosenblum holds both a Masters in Accountancy and a B.S. degree in Accounting from the University of South Carolina. Mr. Rosenblum began his career in 1977 with Haskins & Sells, CPA (currently known as Deloitte), was a licensed Certified Public Accountant for over 30 years, and is currently a member of the American Institute of Certified Public Accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of Salarius common stock as of August 31, 2019 by:
•each person, or group of affiliated persons, known by Salarius to beneficially own more than 5% of Salarius’ common stock;
•each of Salarius’ directors;
•each of Salarius’ named executive officers; and
•all of Salarius’ current executive officers and directors as a group.
Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of Salarius’ common stock. Salarius has determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before October 30, 2019, which is 60 days after August 31, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Percentage of beneficial ownership is based on 3,747,246 shares of common stock outstanding as of August 31, 2019. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Salarius, 2450 Holcombe Blvd., Suite J-608, Houston, TX 77021.

Name(1)	Number of Shares Beneficially Owned	Percentage Owned
5% and Greater Stockholders:
Salarius 4-18 Investment, LLC(2)	273,746	7.31%
Sunil Sharma, M.D.(3)	346,841	9.25%
Named Executive Officers and Directors:
David J. Arthur(4)	79,371	2.12%
Scott Jordan(5)	16,502	*
Jonathan P. Northrup(6)	343,506	9.17%
Tess Burleson.	—	*
Arnold Hanish	—	*
Paul Lammers	6,974	*
Bruce J. McCreedy	—	*
William K. McVicar(7)	34,385	*
All current directors and executive officers as a group (8 persons)(8)	480,738	12.69%

* Less than 1%
(1) This table is as of August 31, 2019, and therefore does not include Mark J. Rosenblum, who became the Company’s Executive Vice President Finance and Interim Chief Financial Officer on September 10, 2019.
(2) Consists of 273,746 shares of common stock. Green Park & Golf Ventures II, LLC is the managing member of Salarius 4-18 Investment, LLC. Clay M. Heighten, Carl D. Soderstrom and Gilbert G. Garcia II,

the managers of Green Park and Golf Ventures II, LLC, share voting and dispositive power with respect to the Salarius Units held by Salarius 4-18 Investment, LLC. The mailing address of Salarius 4-18 Investment, LLC is 5910 N. Central Expressway, Suite 1400 Dallas, Texas 75206.
(3) Consists of 346,333 shares of common stock and 508 restricted stock units that will vest within 60 days.
(4) Consists of 74,588 shares of common stock and 4,783 restricted stock units that will vest within 60 days.
(5) Consists of 15,233 shares of common stock and 1,269 restricted stock units that will vest within 60 days.
(6) Consists of 342,998 shares of common stock and 508 restricted stock units that will vest within 60 days.
(7) Consists of 34,388 vested options.
(8) Consists of 439,793 shares of common stock, 34,385 vested options and 6,560 restricted stock units that will vest within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
With respect to Flex Pharma, the information set forth in the section titled “Section 16(a) Beneficial Ownership Reporting Compliance” in the 10-K Amendment is incorporated herein by reference.
As Private Salarius was not a public company, their directors and officers were not required to file Section 16(a) Reports for the fiscal year ended December 31, 2018.

EXECUTIVE AND DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
With respect to Flex Pharma, the information set forth in the section titled “Item 11. Executive Compensation” in the 10-K Amendment with respect to executive compensation is incorporated herein by reference.
The following table sets forth compensation information for the fiscal year ended December 31, 2018 for (i) David J. Arthur, Salarius’ principal executive officer during 2018, and (ii) Scott Jordan, Salarius’ only other executive officer. Messrs. Arthur and Jordan are collectively referred to as the named executive officers of Salarius.
Summary Compensation Table
The following table provides information regarding the officers of Salarius for the fiscal year ended December 31, 2018. The compensation information below reflects compensation paid to those individuals in their capacities as executive officers of Private Salarius.

Name and Principal Position	Fiscal Year	Salary		Bonus		All Other Compensation		Total
David J. Arthur	2018	$257,615	(1)	$12,756	(3)	$4,777	(4)	$275,148
President and Chief Executive Officer
Scott Jordan	2018	$136,458	(2)	$7,194	(3)	$14,395	(5)	$158,047
Chief Business Officer
(1) Effective as of December 15, 2018, the board of managers of Private Salarius approved an increase in the annual base salary of Mr. Arthur from $255,120 to $315,000.
(2) Effective as of December 15, 2018, the board of managers of Private Salarius approved an increase in the annual base salary of Mr. Jordan from $185,000 to $220,000.
(3) One-time discretionary bonus awarded by the board of managers of Private Salarius.
(4) Amount shown represents Salarius’ matching contribution to the company’s 401(k) plan.
(5) Includes $3,738 in matching contributions by Salarius in the company’s 401(k) plan and $10,657 for temporary living expenses.

Narrative Disclosure to Summary Compensation Table
Private Salarius’ board of managers reviewed compensation annually for all of its executive officers. Compensation awarded to named executive officers in 2018 consisted of base salary and a one-time cash bonus, awarded at the discretion of the board of managers.
In setting executive compensation, Private Salarius’ board of managers considered compensation for comparable positions in the market, the historical compensation levels of its executives, individual performance as compared to its expectations and objectives, the desire to motivate its employees to achieve short- and long-term results, and a long-term commitment to Private Salarius. Private Salarius did not target a specific competitive position or a specific mix of compensation among elements of compensation.
Salarius expects to undertake a comprehensive review of all elements of its executive compensation program.
In connection with the Merger, Salarius assumed Flex Pharma’s 2014 Equity Incentive Plan, 2015 Equity Incentive Plan, and 2015 Employee Stock Purchase Plan. Following the completion of the Merger, Salarius is undertaking a comprehensive review of all elements of its executive compensation program.
Outstanding Equity Awards at Fiscal Year-End

Name	Number of Shares or Units that have not vested (#)(1)		Market value of Shares or Units that have not vested ($)(2)
David J. Arthur	157.5	(3)	71,642
Scott Jordan	90.0	(4)	39,807

(1) Represents the Profits Interest Common Units in Salarius under the Profits Interest Common Unit Program, which generally vest ratably in quarterly installments over four years after the vesting commencement date.
(2) Based on the fair market value of $454.87 per unit for a Profits Interest Common Unit with a Threshold Value of $8,746,800 and $442.30 per unit for a Profits Interest Common Unit with a Threshold Value of $10,043,939, each as determined pursuant to an independent valuation as of September 30, 2018.
(3) Represents 157.5 Profits Interest Common Units with a Threshold Value of $8,746,800 which are scheduled to vest on September 30, 2019.
(4) Represents 90.0 Profits Interest Common Units with a Threshold Value of $10,043,939 which are scheduled to vest on June 30, 2020.
Profits Interest Common Unit Program
Private Salarius maintained a program of awarding restricted unit interests intended to constitute profits interests (the “Profits Interest Common Units” and the “Profits Interest Common Unit Program”) with the goal of aligning the long-term interests of its employees and other service providers with that of its members. Each Profits Interest Common Unit generally enabled the holder to receive distributions from Private Salarius and participate in appreciation in the value of Private Salarius after the aggregate distributions made by Private Salarius to holders of other Units outstanding prior to the issuance of such Profits Interest Common Unit are at least equal to the fair market value of Private Salarius immediately prior to the issuance of such Profits Interest Common Unit (the “Threshold Value”) as determined by the board of managers of Private Salarius. Profits Interests Common Units generally vest ratably in equal quarterly installments over the first three or four years following the vesting commencement date, subject to the holder’s continued employment on each vesting date, and accelerate and vest in full in the event of a change in control of Private Salarius.
Upon completion of the Merger, each Profits Interest Common Unit, to the extent then outstanding, was converted into a number of Flex Pharma shares of common stock. The shares of common stock issued in exchange for such Profits Interest Unit is subject to the vesting schedule which applied to the Profits Interest Unit.
Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control
Private Salarius has entered into arrangements with each of its named executive officers described below, and standard confidential information and/or inventions assignment agreements, under which each of its named executive officers has agreed not to disclose Private Salarius’ confidential information.

David J. Arthur. In February 2019, Private Salarius entered into an Amended and Restated Executive Employment Agreement with David J. Arthur, its chief executive officer, which was assigned to Salarius effective as of the closing of the Merger. Under this employment agreement, Mr. Arthur is entitled to an annual base salary of $315,000, such salary which became effective on December 15, 2018. Mr. Arthur is also eligible to participate in, subject to applicable eligibility requirements, all of Salarius’ benefits plans and fringe benefits and programs that may be provided to executives of Salarius from time to time. In the event Salarius relocates during Mr. Arthur’s term as its chief executive officer, Salarius is obligated to reimburse him for relocation expenses of up to $100,000. Mr. Arthur’s employment agreement also contains a non-compete provision for a period of one year following the termination of his employment agreement, under which Mr. Arthur may not perform services for another entity which has a similar business model with Private Salarius or recruit or solicit Salarius’ employees or other service providers.
Scott Jordan. In February 2019, Private Salarius entered into a Second Amended and Restated Executive Employment Agreement with Scott Jordan, its chief business officer, which was assigned to Salarius effective as of the closing of the Merger. Under this employment agreement, Mr. Jordan is entitled to an annual base salary of $220,000, such salary which became effective on December 15, 2018. Mr. Jordan is also eligible to participate in, subject to applicable eligibility requirements, all of Salarius’ benefits plans and fringe benefits and programs that may be provided to executives of Salarius from time to time. In the event Salarius relocates during Mr. Jordan’s term as its chief business officer, Salarius is obligated to reimburse him for relocation expenses of up to $10,000.
Severance and Change in Control Benefits
In the event of a Change of Control of Private Salarius, the profits interest common units held by Mr. Arthur and Mr. Jordan will accelerate and vest in full. Additionally, both the Amended and Restated Executive Employment Agreement with Mr. Arthur, and the Second Amended and Restated Executive Employment Agreement with Mr. Jordan, which Salarius refers to as the “Employment Agreements” or the “applicable Employment Agreement”, provide that, so long as the applicable executive executes a release and settlement agreement with Salarius, and subject to applicable withholdings, the executive would be entitled to receive (a) cash severance in an amount equal to 12 months of his then-current base salary, and (b) in the event the executive elects continuation coverage under COBRA or state law equivalent or enrollment in an individual marketplace, an amount equal to the 12 months’ worth of total premium payments (or until the date the executive secures reasonably comparable coverage with another employer, if sooner), upon the following termination events:
•In the event Salarius or a successor entity terminates the executive’s employment for any reason other than a termination for Cause, or in connection with death, a permanent disability, or Salarius’ dissolution;
•In the event that, within the 18-month period following a Change in Control of Salarius for Mr. Arthur, or within the 12-month period following a Change in Control of Salarius for Mr. Jordan, Salarius or a successor entity terminates the executive’s employment for any reason other than a termination for Cause or in connection with death, a permanent disability, or Salarius’ dissolution, or if the executive terminates his employment for Good Reason.
The following definitions have been adopted in the Employment Agreements:
“for Cause” shall be determined by the board of managers by a majority vote (not including Mr. Arthur with respect to an event related to him) and shall mean:
•any material breach, which is not cured within 30 days after written notice thereof, of the terms of the applicable Employment Agreement by the executive, or the failure of the executive to diligently and properly perform his duties, or the executive’s failure to achieve the objectives specified by the board of managers;
•the executive’s misappropriation or unauthorized use of the tangible or intangible property of Salarius, or any other similar agreement regarding confidentiality, intellectual property rights, non-competition or non-solicitation;

•any material failure to comply with company policies or any other policies and/or directives of the board of managers, which failure is not cured within 30 days after written notice thereof, provided that no cure period is available for a failure to comply with policies related to harassment, unlawful discrimination, retaliation or workplace violence;
•the executive’s use of illegal drugs or any illegal substance, or alcohol in any manner that materially interferes with the performance of his duties under the applicable Employment Agreement;
•any dishonest or illegal action (including, without limitation, embezzlement) or any other action by the executive which is materially detrimental to the interest and well-being of Salarius, including, without limitation, harm to its reputation;
•the executive’s failure to fully disclose any material conflict of interest he may have with Salarius in a transaction between Salarius and any third party which is materially detrimental to the interest and well-being of Salarius; or
•any adverse action or omission by the executive which would be required to be disclosed pursuant to public securities laws or which would limit the ability of Salarius or its affiliates to sell securities under any Federal or state law or which would disqualify Salarius or its affiliates from any exemption otherwise available to it.
“Good Reason” means the occurrence of any of the following actions taken by Salarius without the executive’s consent, but only if (a) the executive informs Salarius within 90 days of its occurrence that an event constituting Good Reason has occurred (b) Salarius fails to cure the event within 90 days of such notice, and (c) the executive terminates his employment within 6 months of the initial occurrence:
•as to Mr. Arthur only, for a period of twelve months immediately following a Change of Control, or the “Post-COC Period”, his salary, bonus or equity are reduced or diminished, or his duties and responsibilities or position are reduced or diminished to less than an executive “C” level position (Chief Officer of the company in some significant policy making or implementing capacity); and as to Mr. Jordan, if at any time his salary, bonus or equity are reduced or diminished, or his duties and responsibilities or position are reduced or diminished to less than an executive “C” level position;
•as to Mr. Arthur only, any time after the Post-COC Period, the executive’s salary, bonus or equity are reduced or diminished, or his duties and responsibilities or position are reduced when compared to his duties and responsibilities immediately prior to Change of Control;
•Salarius materially breaches its obligations under the applicable Employment Agreement; or
•The executive is required to relocate by more than 50 miles outside the extraterritorial jurisdiction of Houston, Texas.
“Change in Control” means (i) a financing transaction or any transaction designed to raise money for Salarius’ continuing operations or any sale, exchange, transfer, or issuance, or related series of sales, exchanges, transfers, or issuances, of Salarius’ equity units by Salarius or any holder thereof, in which the holders of Salarius equity units immediately prior to such transaction or event no longer hold beneficial ownership of at least fifty percent (50%) of Salarius’ outstanding equity units immediately after any such transaction or event; or (ii) a significant transaction involving the out-licensing of Salarius’ lead clinical asset, a sale of substantially all of the assets of Salarius, or a liquidation or dissolution of Salarius.
Compensation Risk Management
Salarius has considered the risk associated with its compensation policies and practices for all employees and believes it has designed its compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on Salarius.

DIRECTOR COMPENSATION
With respect to Flex Pharma, the information set forth in the section titled “Item 11. Executive Compensation” in the 10-K Amendment with respect to director compensation is incorporated herein by reference.
Salarius provides for reimbursement of reasonable travel expenses for its directors to attend in-person meetings of the Board of Directors. On September 10, 2019, the Board of Directors approved annual compensation for non-executive directors, including an annual cash compensation of $30,000 as well as options to purchase 6,000 shares of our common stock. Depending on each non-executive director’s role on the Board of Directors, which committee they serve on and whether they are a chair of a committee, the directors will receive additional cash compensation ranging from $4,000 to $25,000.

TRANSACTIONS WITH RELATED PARTIES
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
With respect to Flex Pharma, the information set forth in the section titled “Item 13. Certain Relationships and Related Transactions and Director Independence” in the 10-K Amendment with respect to policies and procedures regarding transactions with related persons is incorporated herein by reference.
Salarius has adopted a written Related Person Transactions Policy that sets forth its policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of this policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which Salarius or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to Salarius as an employee, consultant, or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of Salarius’ voting securities (including its common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of Salarius’ voting securities, an officer with knowledge of the proposed transaction, must present information regarding the proposed related person transaction to Salarius’ Audit Committee (or, where review by Salarius’ Audit Committee would be inappropriate, to another independent body of its board of directors) for review. To identify related person transactions in advance, Salarius relies on information supplied by its executive officers, directors, and certain significant stockholders. In considering related person transactions, Salarius’ Audit Committee takes into account the relevant available facts and circumstances, which may include, but not limited to:
•the risks, costs, and benefits to Salarius;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Salarius’ Audit Committee will approve only those transactions that it determines are fair to Salarius and in its best interests. All of the transactions described above were entered into prior to the adoption of such policy.
CERTAIN RELATED-PERSON TRANSACTIONS
With respect to Flex Pharma, the information set forth in the section titled “Item 11. Executive Compensation,” “Item 13. Certain Relationships and Related Transactions and Director Independence” in the 10-K Amendment with respect to certain related-person transactions is incorporated herein by reference.
Since January 1, 2017, there have been no actual or currently proposed transactions to which Private Salarius was a party and in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of its total assets at year-end for the last two completed fiscal years, and in which any of Private Salarius’ directors, executive officers or, to its knowledge, beneficial owners of more than 5% of its capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under “Executive and Director Compensation—Executive Compensation.”
Employment Agreements
Private Salarius has entered into employment agreements and offer letter agreements with certain of its executive officers. See “Executive and Director Compensation—Executive Compensation-Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control.”
Indemnification Agreements
Private Salarius has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require Private Salarius to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of Private Salarius’ directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Private Salarius’ request. Private Salarius believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in Private Salarius’ amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit Private Salarius and its stockholders. A stockholder’s investment may decline in value to the extent Private Salarius pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Salarius Pharmaceuticals stockholders will be “householding” our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Salarius Pharmaceuticals, Inc., Attention: Chief Financial Officer, 2450 Holcombe Blvd. Suite J-608, Houston, TX 77021 or at (346) 772-0346. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/ David J. Arthur
David J. Arthur
President and Chief Executive Officer
September 18, 2019
A copy of our Annual Report to Stockholders is available without charge upon written request to: Salarius Pharmaceuticals, Inc., Attention: Chief Financial Officer, 2450 Holcombe Blvd. Suite J-608, Houston, TX 77021.

Appendix A
Audit Committee Charter

SALARIUS PHARMACEUTICALS, INC.
AUDIT COMMITTEE CHARTER
(As adopted by the Board of Directors effective as of July 19, 2019)
Purpose
The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board of Directors”) of Salarius Pharmaceuticals, Inc. (the “Company”) is to (1) assist the Board of Directors in its oversight of:
(a) the integrity of the Company’s financial statements;
(b) the Company’s compliance with legal and regulatory requirements;
(c) the qualification, independence, and performance of the Company’s independent auditors; and
(d) the performance of the Company’s internal audit function; and
(2) prepare the report of the Audit Committee required by the rules of the SEC.
Membership
The Committee shall consist of at least three members of the Board of Directors, with the exact number to be determined by the Board of Directors. Committee members shall be appointed from time to time by the Board of Directors, having given consideration to the recommendations, if any, from the Nominating and Corporate Governance Committee, but not less than annually at its first meeting following the Annual Meeting of Stockholders. Also having given consideration to the recommendation of the Nominating and Corporate Governance Committee, if any, the Board of Directors shall designate a Chair of the Committee, provided that if the Board of Directors does not so designate a Chair the members of the Committee, by a majority vote, may designate a Chairman. The Chair (or in his or her absence a member designated by the Chairman) shall preside at all meetings of the Committee.
Committee members may be removed, without cause, by the affirmative vote of the majority of the Board of Directors at any time. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation).
Each member of the Committee shall meet the independence standards and experience requirements that may be established from time to time by Nasdaq and the Securities and Exchange Commission (the “SEC”) and are applicable to the Committee, provided that the exemptions from the independence requirements set forth in such rules and regulations shall also be applicable to members of the Audit Committee. Each member of the Committee shall also meet any additional independence standards that may be established from time to time by the Board of Directors or the Nominating and Corporate Governance Committee. Each member of the Committee must be financially literate, as determined by the Board of Directors (e.g., able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement). At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Committee must be an “audit committee financial expert” as such term may be defined from time to time by the SEC. No member of the Committee may serve simultaneously on the audit committee of more than two other public companies without prior approval of the Board of Directors. No member of the Committee may have participated in preparing the Company’s financial statements at any time in the past three years.

Resources and Authority
The Committee shall have the resources and appropriate authority, without seeking the approval of the Board of Directors, to discharge its responsibilities, including the authority to retain, at the Company’s expense, outside legal, accounting or other consultants to advise the Committee and to authorize or conduct investigations into any matters within the scope of its responsibilities and to approve related fees and retention terms. The Committee may request any director, officer or employee of the Company, the Company’s outside counsel or independent auditors or such other persons as it deems appropriate to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities. The Committee shall have full access to all books, records, facilities and personnel of the Company in connection with the discharge of its responsibilities.
Delegation to Subcommittee
The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, as are provided in the resolutions of the Committee, except to the extent such delegation is limited by applicable law or listing standard. The actions of any such subcommittee shall be presented to the full Committee at the next scheduled Committee meeting.
Duties and Responsibilities
The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight function. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard:
Independent Auditors
•Be directly responsible for the appointment, retention, removal, compensation and oversight of the work of the independent auditors (including the resolution of disagreements between the Company’s management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Committee.
•Have the sole authority to review in advance and grant any appropriate pre-approvals of all audit services to be provided to the Company and its subsidiaries by the independent auditors and all permitted non-audit services (including the fees and other terms of engagement) and, if desired, establish policies and procedures for review and pre-approval by the Committee of such services.
•Obtain, review and discuss, at least annually, a written report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditors, and any steps taken to deal with those issues.

•Review any report by the independent auditors concerning: (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) any other material written communications between the independent auditors and the Company’s management.
•Review and discuss with the independent auditors, on an annual basis, all relationships the independent auditors have with the Company in order to evaluate the independent auditors’ continued independence and receive from the independent auditors on an annual basis a written statement (consistent with applicable PCAOB requirements for independent accountant communications with the audit committees concerning independence) regarding the auditors’ independence.
•Evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and whether there should be a rotation of the independent auditors in order to assure ongoing auditor independence.
•Meet with the independent auditors prior to the audit for each fiscal year to review the planning, staffing and scope of the audit.
Oversight of Company Financial Statements and Internal Controls
•Review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports filed with the SEC.
•As appropriate, the Committee shall review with management and the independent auditors, in separate meetings if the Committee deems it necessary: (i) any analysis or other written communications prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effect of alternative GAAP methods on the financial statements; (ii) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and (iii) the effect of regulatory and accounting initiatives or actions, as well as off-balance sheet structures, on the financial statements of the Company.
•Review and discuss with management and the independent auditors the Company’s earnings press releases and discuss generally with management the nature of any additional financial information and earnings guidance to be provided publicly, to analysts and/or to ratings agencies.
•Review and discuss with management and the independent auditors the matters required to be discussed by various Statements on Auditing Standards relating to the conduct of the audit, other significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, and any other matters communicated to the Committee by the independent auditors.
•Based on its review and discussions with management and the independent auditors, recommend to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•Review with the independent auditors any difficulties the independent auditors encountered in the course of its audit, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, any significant disagreements with management and management’s response.
•Review with the independent auditors any management letter provided by the independent auditors and the Company’s responses to that letter.
•Review and discuss with management and the independent auditors the adequacy and effectiveness of the Company’s internal control over financial reporting (including any significant deficiencies, material weaknesses and significant changes in internal control over financial reporting reported to the Committee by management and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting and any special audit steps adopted in light of material control deficiencies) and the effectiveness of the Company’s disclosure controls and procedures.
•Review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and the performance and independence of the Company’s independent auditors.
With Respect to Other Matters
•Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for periodic reports filed with the SEC about (i) any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein, (ii) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting or (iii) the effectiveness of the Company’s disclosure controls and procedures.
•Prepare the report of the Audit Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.
•Periodically, meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors.
•Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s policies with respect to risk assessment and risk management.
•Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by the Company’s employees of concerns regarding accounting or auditing matters.
•Establish guidelines for the hiring of employees and former employees of the independent auditors.
•Review and consider “related person transactions” under, and take other actions contemplated by, the Company’s Related Person Transactions Policy.
•Review any proposed waiver of the Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers and make a recommendation to the Board of Directors with respect to the disposition of any proposed waiver.

•Make regular reports on the activities of the Committee to the Board of Directors.
Evaluation of the Committee Charter and the Committee
•Review and reassess the adequacy of this Charter annually at its first meeting following the Annual Meeting of Stockholders and recommend any proposed changes to the Board of Directors. The Committee also shall undertake an annual evaluation assessing its performance with respect to its duties and responsibilities set forth in this Charter, which evaluation shall be reported to the Board of Directors. The self-assessment shall be conducted in such manner as the Committee deems appropriate.
•The Nominating and Corporate Governance Committee shall also undertake an annual review and reassessment of this Charter at its first meeting following the Annual Meeting of Stockholders and recommend any changes to the Board of Directors.
•Clarification of Audit Committee’s Role
•While the Committee has the responsibilities and powers set forth in this Charter, the Committee’s role is one of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work or auditing standards. Each member of the Committee is entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary.

Appendix B
Compensation Committee Charter

SALARIUS PHARMACEUTICALS, INC.
COMPENSATION COMMITTEE CHARTER
(As adopted by the Board of Directors effective as of July 19, 2019)

Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board of Directors”) of Salarius Pharmaceuticals, Inc. (the “Company”) shall be to assist the Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations to the Board of Directors with respect to major compensation plans, policies and programs of the Company. The Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they affect the compensation of the Chief Executive Officer (the “CEO”) and the Company’s other executive officers (collectively, including the CEO, the “Executive Officers”).

Membership and Organization

The Committee shall consist of at least three members of the Board of Directors, with the exact number to be determined by the Board of Directors. Committee members shall be appointed from time to time by the Board of Directors having given consideration to the recommendations, if any, from the Nominating and Corporate Governance Committee, but not less than annually at its first meeting following the annual meeting of stockholders. Also having given consideration to the recommendation of the Nominating and Corporate Governance Committee, if any, the Board of Directors shall designate a Chair of the Committee, provided that if the Board of Directors does not so designate a Chair the members of the Committee, by a majority vote, may designate a Chair. The Chair (or in his or her absence a member designated by the Chair) shall preside at all meetings of the Committee.

Committee members may be removed, without cause, by the affirmative vote of the majority of the Board of Directors at any time. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation).

Each member of the Committee shall meet the independence standards that may be established from time to time by the Nasdaq Stock Market (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”) and are applicable to the Committee, provided that any exemptions from the independence requirements set forth in such rules and regulations shall also be applicable to members of the Committee. Each member of the Committee shall also meet any additional independence standards that may be established from time to time by the Board of Directors or the Nominating and Corporate Governance Committee. In addition, each member shall qualify a “non-employee director” as such term is defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”), or any successor provisions thereto.

The Committee shall meet periodically, as deemed necessary by the Chair of the Committee. All meetings shall be held at the call of the Chair of the Committee. Except as the Board of Directors may otherwise determine, the Committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, the business of the Committee shall be conducted as nearly as possible in the same manner as is provided in the bylaws of the Company.

Delegation to Subcommittee

The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate, as are provided in the resolutions of the Committee, except to the extent such delegation is limited by applicable law or listing standard. The actions of any such subcommittee shall be presented to the full Committee at the next scheduled Committee meeting.

Resources and Authority

The Committee shall have the resources and appropriate authority, without seeking the approval of the Board of Directors, to discharge its responsibilities. The Committee shall have the authority, in its sole discretion, to select, retain (or obtain the advice of) and any adviser to assist it in the performance of its duties, including any outside compensation, legal, accounting or other consultants or advisers (collectively, “Advisers”), but only after taking into consideration all factors relevant to the adviser’s independence from management including those specified in Nasdaq Listing Rule 5605(d)(3) and any other applicable Nasdaq listing standard. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any Adviser retained by the Committee and shall have sole authority to approve such Adviser’s fees and other terms and conditions of such Adviser’s retention. The Committee shall have the sole authority to conduct investigations into any matters within the scope of its responsibilities. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any Adviser retained by the Committee and other administrative expenses.

The Committee may request any director, officer or employee of the Company, the Company’s outside counsel or independent auditors or such other persons as it deems appropriate to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities. The CEO shall not be present during, nor participate in, deliberations or voting in connection with any compensation matters related to the compensation of the CEO. The Committee shall have full access to all books, records, facilities and personnel of the Company in connection with the discharge of its responsibilities.

Duties and Responsibilities

In addition to the foregoing, the following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight function. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard.

The Committee shall:

•Review and approve the corporate goals and objectives relevant to the compensation of the Executive Officers.

•Evaluate the performance of the Executive Officers in light of such goals and objectives at least annually and communicate the results to the Board of Directors and to the CEO.

•Based on the evaluations referred to above, review and approve the compensation levels for the Executive Officers, including, as applicable, (i) base salary; (ii) bonus, (iii) all incentive awards and opportunities; including cash-based and equity-based awards and opportunities and long-term incentive and equity compensation; (iv) any employment and/or severance agreements and arrangements; (v) any change-in-control agreements or arrangements or change-in control provisions affecting any elements of benefits and compensation, including any severance payments or arrangements in connection therewith; and (vi) any other compensation, perquisites, and special or supplemental benefits for the Executive Officers or individuals who formerly served as Executive Officers.

•In consultation with the CEO, review and make recommendations to the Board of Directors regarding guidelines for the review of the performance and the establishment of compensation policies for all other employees of the Company and for the delegation to Executive Officers of the Company the determination of compensation for all employees of the Company who are not Executive Officers.

•Establish and modify the terms and conditions of employment of the Executive Officers, by contract or otherwise.

•Be directly responsible for, and have authority, in its sole discretion, over, the appointment, compensation, oversight and termination of the work of any Adviser retained by the Committee, and, prior to the retention of any Adviser, and from time to time as the Committee deems appropriate, assess the independence of such Adviser, taking into consideration all factors relevant to such Adviser’s independence from management, including those specified in Nasdaq Listing Rule 5605(d)(3) and any other applicable Nasdaq listing standards. The Committee shall ensure that any disclosure required by the rules and regulations of the SEC or Nasdaq related to the foregoing is included in the Company’s proxy statement.

•Review periodically with the Chairman of the Board and the CEO the succession plan relating to the CEO and the management development plan and make recommendations to the Board of Directors with respect to such plans.

•Administer the stock and other equity-based compensation plans of the Company (other than with respect to equity awards to members of the Board of Directors, which shall be considered by the entire Board of Directors) in accordance with the terms of such plans and provide necessary approval in order to qualify the Company’s equity compensation plans for various exemptions that may be established by the SEC under Section 16 of the Exchange Act.

•Oversee the administration of the Company’s other employee benefit plans.

•Maintain sole discretionary authority to interpret provisions of the Company’s executive compensation plans.

•Establish all rules necessary or appropriate for implementing and conducting the Company’s executive compensation plans.

•Determine, as applicable in connection with the Company’s stock plans, such matters as eligibility for participation; persons to receive awards; the amount, form and other terms and conditions of awards; the form of agreements pertaining to such awards; the manner and form of deferral elections; or, when appropriate, the authorization of the Company’s purchase of its stock for allocation to the accounts of persons to whom awards have been made under such plans.

•Review the Company’s incentive compensation and other equity-based plans and practices and recommend changes in such plans and practices to the Board of Directors.

•Approve equity compensation plans and the grant of equity awards not subject to stockholder approval under applicable listing standards.

•Review and consider for recommendation to the Board of Directors stock ownership guidelines applicable to non-employee members of the Board of Directors and officers, review on an annual basis compliance with any such stock ownership guidelines and make recommendations as appropriate.

•Review and discuss with management the Company’s Compensation Disclosure and Analysis (“CD&A”), and based on that review and discussion, recommend to the Board of Directors whether the Company’s CD&A should be included in the Company’s annual proxy statement or annual report on Form 10-K.

•Prepare the Compensation Committee report as required by rules of the SEC for inclusion in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC. Review and recommend to the Board of Directors for approval the frequency with which the Company will conduct a stockholder advisory vote to approve the compensation of the Company’s named executive officers (“Say on Pay Vote”), taking into account the results of the most recent stockholder vote on the frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote to be included in the Company’s proxy statement. Evaluate Say on Pay Vote outcomes and other stockholder input on executive compensation pay programs as part of the Committee’s ongoing assessment of executive compensation programs and policies.

•Monitor the Company’s compliance with the requirements under Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

•Oversee the Company’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under the Nasdaq rules that, with limited exception, stockholders approve equity compensation plans.

•Review and reassess the adequacy of this Charter annually at its first meeting following the Annual Meeting of Stockholders and recommend any proposed changes to the Board of Directors. The Committee also shall undertake an annual evaluation assessing its performance with respect to its duties and responsibilities set forth in this Charter, which evaluation shall be reported to the Board of Directors. The self-assessment shall be conducted in such manner as the Committee deems appropriate.

•The Nominating and Corporate Governance Committee shall also undertake an annual review and reassessment of this Charter at its first meeting following the Annual Meeting of Stockholders and recommend any changes to the Board of Directors.

•Make regular reports on the activities of the Committee to the Board of Directors.

Appendix C
Nominating and Corporate Governance Committee Charter

SALARIUS PHARMACEUTICALS, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
(As adopted by the Board of Directors effective as of July 19, 2019)
Purpose
The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board of Directors”) of Salarius Pharmaceuticals, Inc. (the “Company”) shall be:
(a) to identify, evaluate, recruit and recommend to the Board of Directors for consideration and approval individuals qualified to be members of the Board of Directors;
(b) to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company; and
(c) to oversee matters of corporate governance, including the monitoring of a process to assess the effectiveness of the Board of Directors.
Membership and Procedures
The Committee shall consist of at least three members of the Board of Directors, with the exact number being determined by the Board of Directors. Committee members shall be appointed from time to time by the Board of Directors having given consideration to the recommendations, if any, from the Committee, but not less than annually at its first meeting following the Annual Meeting of Stockholders. Also having given consideration to the recommendation, if any from the Committee, the Board of Directors shall designate a Chair of the Committee; provided that if the Board of Directors does not so designate a Chair, the members of the Committee, by a majority vote, may designate a Chair. The Chair (or in his or her absence a member designated by the Chair) shall preside at all meetings of the Committee.
Committee members may be removed, without cause, by the affirmative vote of a majority of the Board of Directors at any time. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation).
Each member of the Committee shall meet the independence standards that may be established from time to time by the Nasdaq Stock Market (“Nasdaq”) or the Securities and Exchange Commission (the “SEC”) and are applicable to the Committee, provided that any exemptions from the independence requirements set forth in such rules and regulations shall also be applicable to members of the Committee, as well as any independence standards that may be established from time to time by the Board of Directors or the Committee.
Resources and Authority
The Committee shall have the resources and appropriate authority, without seeking the approval of the Board of Directors, to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of outside search firms and other consultants or advisors to assist the Committee or a member of the Committee engaged in conducting the Committee’s duties and responsibilities as it deems appropriate. The Committee may request any director, officer or employee of the Company, the Company’s outside counsel or independent auditors or such other persons as it deems appropriate to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities. The Committee shall have full access to all books, records, facilities and personnel of the Company in connection with the discharge of its responsibilities.
Delegation to Subcommittee
The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate, as are provided in the resolutions of the Committee, except to the extent such delegation is limited by applicable law, regulation or listing standard. The actions of any such subcommittee shall be presented to the full Committee at the next scheduled Committee meeting.
Duties and Responsibilities
The following shall be the common recurring duties and responsibilities of the Committee. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard.
•Assume a leadership role for the development of the Company’s approach to corporate governance issues.
•Develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company and thereafter periodically review and recommend to the Board of Directors any changes deemed appropriate by the Committee.
•Evaluate and make recommendations regarding the size and composition of the Board of Directors.
•Make recommendations to the Board of Directors regarding the composition of committees of the Board of Directors and the chairman for each committee, with consideration of the desires of individual members of the Board of Directors.
•Monitor compliance with Board of Directors and Board of Directors committee membership criteria.
•Evaluate candidates for nomination to the Board of Directors, including those recommended by stockholders, based on criteria set forth in the Company’s Corporate Governance Guidelines.
•Establish procedures for the submission and consideration of candidates for nomination to the Board of Directors recommended by stockholders.
•Identify, evaluate, recruit and recommend to the Board of Directors for consideration and approval the individuals to constitute the nominees of the Board of Directors for election as directors at the annual meeting of stockholders or to fill vacancies on the Board of Directors.
•Periodically evaluate the Company’s risk management process and system in light of the nature of the material risks the Company faces and the adequacy of the Company’s policies and procedures designed to address risk, and recommend to the Board of Directors any changes deemed appropriate by the Committee.
•Oversee the self-evaluation process of the Board of Directors and each of its committees.
•Annually review and make recommendations to the Board of Directors regarding the Certificate of Incorporation and Bylaws of the Company and the charters of other committees of the Board of Directors as may then be in effect.
•Develop and recommend to the Board of Directors the qualification standards for directors and committee members, including defining specific criteria for independence, and from time to time or as necessary recommend to the Board of Directors any changes deemed appropriate by the Committee.

•Make recommendations to the Board of Directors regarding the fees and other compensation to be paid to non-employee members of the Board of Directors for their services as directors and as members of committees of the Board of Directors.
•Evaluate service by a member of the Board of Directors on other boards and approve any such services if and to the extent it would result in such member serving on more than six public company boards.
•Review periodically with the Chairman of the Board and the CEO the succession plan relating to the CEO and the management development plan, and make recommendations to the Board of Directors with respect to such plans.
•Develop and recommend to the Board of Directors a code of business conduct and ethics applicable to members of the Board of Directors, officers and employees of the Company that complies with applicable securities laws and regulations and stock market rules, and from time to time or as necessary recommend to the Board of Directors any revisions to such code that the Committee deems appropriate or to ensure compliance with such laws, regulations and rules.
•Review and reassess the adequacy of this Charter annually at its first monthly meeting following the Annual Meeting of Stockholders and recommend any proposed changes to the Board of Directors. The Committee also shall undertake an annual evaluation assessing its performance with respect to its duties and responsibilities set forth in this Charter, which evaluation shall be reported to the Board of Directors. The self-assessment shall be conducted in such manner as the Committee deems appropriate.
•Review and reassess annually at its first meeting following the Annual Meeting of Stockholders the adequacy of the Audit Committee and Compensation Committee charters, the Insider Trading and Communications Policy, and any such other charters and policies as the Board of Directors shall determine and recommend any proposed changes to the Board of Directors.
•Make regular reports on the activities of the Committee to the Board of Directors.

Salarius PHARMACEUTICALS
The Cancer Epigenetics Company

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The Board of Directors recommends you vote FOR the following two nominees for director to hold office until the 2022 Annual Meeting:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 William K. McVicar 02 Arnold C. Hanish

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

SALARIUS PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
October 21, 2019 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David J. Arthur, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SALARIUS PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CT on October 21, 2019, at the offices of Pillsbury Winthrop Shaw Pittman LLP, Two Houston Center 909 Fannin St., Suite 2000 Houston, TX 77010, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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